As filed with the Securities and Exchange Commission on September 28, 2005

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 2 TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 15, 2005

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	87-0505222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5555 Business Park South, Suite 200
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number: 661-864-0500

___________________________________________________________________

Section 2 Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

Acquisition of the Admiral Calder Mine Assets

On July 15, 2005, Select Resources Corporation, Inc., a wholly owned subsidiary of Tri-Valley Corporation, purchased the Admiral Calder Mine and associated assets in south-east Alaska from Sealaska Corporation and its subsidiary, SeaCal, LLC. The mine has been developed to produce high-brightness calcium carbonate, which is used for fillers and pigments in paper, plastics, paint and other manufactured products, and chemical grey calcium carbonate, which is used in agriculture and smelting applications.

Terms of the Acquisition

The consideration for the purchase consisted of $1,000,000 paid in cash at closing and a $2,000,000 non-interest bearing promissory note secured by a deed of trust for the mine assets. The terms of the note call for repayment over ten years in equal annual installments of $200,000. The purchase price was determined in arms' length negotiations between Select Resources and Sealaska and SeaCal, who are not affiliates of Select Resources or Tri-Valley.

The purchase agreement also provides an option to Sealaska and SeaCal to repurchase the real property associated with the Mine at the lesser of residual fair market value of the property, or $100,000, after Select Resources ceases mining operations at the mine. Sealaska and SeaCal have also been granted a right of first refusal to purchase the mine, including all equipment, at fair market value if Select Resources proposes to transfer the mine to a third party.

Sealaska and SeaCal are also obligated to pay for any environmental clean-up obligations that exceed $100,000 on the property at the time of purchase. We have obtained an independent environmental assessment which indicates that clean-up obligations probably do not exceed $25,000.

In connection with the purchase, Sealaska and SeaCal agreed to provide security services to Select Resources at the mine at cost during the asset transition period, which Select Resources expects to complete by the fourth quarter 2005.

Description of the Admiral Calder Mine

Location

The Admiral Calder Mine is located on the north-west side of Prince of Wales Island, approximately 150 (air) miles south of Juneau, 80 (air) miles southeast of Sitka, 88 (air) miles northwest of Ketchikan, 75 (land) miles (or 50 air miles) north of Craig, Alaska. Craig is the largest city on Prince of Wales Island. Access to the Island is by air and sea only. It is serviced by regularly scheduled air connections (float plane) from Ketchikan to Craig and by the Alaskan State Ferry via Ketchikan to Hollis.

The mine is not located near any established market for its production; however, the property includes a deep water shiploader and docking barge, and we expect to be able to ship crushed mineral product to other markets in California, the Pacific northwest and possibly elsewhere on the Pacific rim to process locally for local sale.

Property Description

The mine is located on approximately 572 acres of fee owned land (patented mining claims). The main ore body of the mine (defined by drilling to date) rests on 15 developed acres of high calcium materials and is approximately one mile from an operational marine terminal which we acquired as part of the mine purchase.

We bought the following property from Sealaska and SeaCal in the acquisition:

-	The Admiral Calder Mine, mine related facilities and tangible assets;
-	Plant facilities;
-	Marine facilities;
-	Infrastructure;
-	Mineral estates;
-	Real estate, including timber; and
-

All data, maps, files and records relating to geologic, sampling, drilling, assaying, reserve, chemical, metallurgical, engineering, construction, mining, processing, transport, shipping, marketing and sales.

Mine History

The Calder deposit, where the mine is located, was first discovered around 1900 as an ultra white marble deposit. Initial production from the deposit started around that time as marble blocks. The original owners received patents on the deposit in 1903. Additional patented ground was added by Alaska Marble Company in 1908 and 1920. In 1910 the operations closed.

In the mid-1980s Sealaska purchased the Calder deposits. Sealaska purchased the patented ground for its timber and other rights, including mineral rights. Sealaska, through its operating subsidiary SeaCal, drilled and developed the operation from 1995 to 1998 when the mine was put into operation. The mine ran from 1998 to 2000, when it was put on stand-by status. The mine and processing site have been idle since 2000.

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Property Development

The property has been developed as an open pit mining operation. We expect that substantial additional development will be required to improve the quality of the mineral output and efficiency of operations. Unless these improvements are first made, it is doubtful that the mine could operate at a profit, and even if the improvements are made, we cannot be sure that we will be able to obtain a high enough price, after paying production and shipping costs, to generate net revenues from operations. The additional development includes establishing a new access road to the pit and costs to recondition the crushing plant and to purchase or recondition mining and mineral transportation equipment.

The development plan presently calls for calcium carbonate material to be drilled and blasted, and then hauled to an existing crushing plant. The plant will require reconditioning work. We expect that the mineral would be crushed to less than 6 inch size and shipped by barge from our port at the mine to processing plants on the North American west coast for further processing and sale.

We have obtained a pre-feasibility study on the property by LMI Engineering, an independent engineering firm, that indicates approximately $2.7 million of capital expenditures on equipment will be required on the plant and mine before it becomes operational. In addition, anticipated costs to hold the property prior to redevelopment are estimated at about $425,000 per year, including the $200,000 purchase note payment and $225,000 for labor, repairs, outside services, insurance, permits, fees and other expense. We expect that initial operations would require hiring about 12 employees.

We do not currently have plans to proceed with redevelopment of the mine but intend to hold it while Select Resources pursues other previously identified opportunities.

Mineralization

The main ore body of the mine rests on 15 developed acres of a high quality calcite marble deposit and is approximately one mile from the marine terminal The white rock deposit runs generally north to south, and is bordered by the grey rock deposits on both the east and west. Less than one third of the claim block has been evaluated by Sealaska (including an historic marble quarry that is part of the same geologic structure). And white rock outcrops up to three miles distant on the south side of the hill being mined. The white rock is the primary ore and the grey rock can be mined and sold for its chemical content. However, the two ore types must be segregated in order to maximize the value of the white rock. There is a monzonite dike overlaying the deposit and a number of basalt dikes interbedding the deposit, which must be removed by selective mining. Granite plutons outcrop immediately north and south of the claim group.

No proved or probable ore reserves have been determined which meet the standards set forth in the SEC's Industry Guide 7. We have obtained a preliminary estimate on the mine from M. G. Bright, independent registered professional geologist, which identifies a total of approximately 13.7 million tons of high grade to ultra high grade (+94% to +98% CaCO3), high brightness (+95 GE Brightness @ -325 mesh) calcium carbonate mineralized material in place. "Mineralized material" means a mineralized body, which has been delineated by appropriately spaced drilling and/or underground sampling to support a sufficient tonnage and average grade of metals. Determinations of mineralized material are based upon unit cost, grade, recoveries, and other material factors to reach conclusions regarding legal and economic feasibility. Grade and brightness tests were conducted by Hazen Research of Golden, Colorado on selected run-of-mine and core sample material. Hazen's and Mr. Bright's grade and tonnage figures correspond and support the earlier grade and tonnage figures represented by Sealaska and SeaCal, LLC.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Audited financial statements for the acquired business required by subsection (a) and pro forma financial information required by subsection (b) follow.

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TRI-VALLEY CORPORATION
SEACAL, LLC

FINANCIAL STATEMENTS OF ASSETS ACQUIRED
WITH
INDEPENDENT AUDITOR'S REPORT

FOR THE YEARS ENDED DECEMBER 31, 2004 AND 2003
AND FOR INTERIM PERIOD ENDED JUNE 30, 2005

TRI-VALLEY CORPORATION
SEACAL, LLC
JUNE 30, 2005, DECEMBER 31, 2004 AND 2003

TABLE OF CONTENTS

Independent Auditor's Report	6

Balance Sheets	7

Statements of Operations and Retained Earnings	8

Statements of Cash Flows	9

Notes to Financial Statements	10

Supplementary Information

Unaudited Pro Forma Consolidated Balance Sheet - December 31, 2004	13

Unaudited Pro Forma Consolidated Statement of Operations - December 31, 2004	14

Unaudited Pro Forma Consolidated Balance Sheet - June 30, 2005	15

Unaudited Pro Forma Consolidated Statement of Operations - June 30, 2005	16

Notes to Supplementary Information	17

BROWN ARMSTRONG PAULDEN	Main Office
MCCOWN STARBUCK & KEETER	4200 Truxtun Ave. Suite 300
Bakersfield, California 93309
Tel 661.324.4971 Fax 661.324.4997
Email: bainfo@bacpas.com

Shafter Office
560 Central Avenue
Shafter, California 93263
Tel 661.746.2145 Fax 661.746.1218

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders of
Tri-Valley Corporation
Bakersfield, California

We have audited the accompanying balance sheets of SeaCal, LLC as of June 30, 2005, December 31, 2004 and 2003, and the related statements of operations and retained earnings, and cash flows for the six months ended June 30, 2005 and for the years ended December 31, 2004 and 2003. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the balance sheets of SeaCal, LLC at June 30, 2005, December 31, 2004 and 2003, and the result of their operations and cash flows for the six months ended June 30, 2005 and for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

BROWN ARMSTRONG PAULDEN
McCOWN STARBUCK & KEETER
ACCOUNTANCY CORPORATION

/s/ Burton H. Armstrong

Bakersfield, California
September 1, 2005

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MEMBER of SEC Practice Section of the American Institute of Certified Public Accountants

SEACAL, LLC
BALANCE SHEETS
JUNE 30, 2005, DECEMBER 31, 2004 AND 2003
(DOLLARS IN THOUSANDS)

	June 30,	December 31,
	2005	2004	2003
ASSETS
Current Assets
Inventory	$ 2	$ 2	$ 2
Prepaids	7	7	11

Total Current Assets	9	9	13

Property, Plant, and Equipment	16,355	16,355	16,354
Less: Accumulated Depreciation	(16,245)	(16,245)	(16,245)

Net, Property Plant and Equipment	110	110	109

TOTAL ASSETS	$ 119	$ 119	$ 122

LIABILITIES AND EQUITY
Current Liabilities
Accounts Payable	$ -	$ -	$ 8
Related Party Payable	811	681	454
Other Accrued Liabilities	-	-	6

Total Current Liabilities	811	681	468

EQUITY
Contributed Capital	20,216	20,216	20,216
Retained Earnings	(20,908)	(20,778)	(20,562)

Total Equity/Retained Earnings	(692)	(562)	(346)

TOTAL LIABILITIES AND EQUITY	$ 119	$ 119	$ 122

See accompanying notes to this financial statement
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SEACAL, LLC
STATEMENT OF OPERATIONS AND RETAINED EARNINGS
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND
THE YEARS ENDED DECEMBER 31, 2004 AND 2003
(DOLLARS IN THOUSANDS)

	Six Months
	Ended
	June 30, 2005	2004	2003

Operating Revenue	$ -	$ -	$ -

Operating Expenses	139	281	316

LOSS FROM OPERATIONS	(139)	(281)	(316)

Other Revenue	9	65	233

NET LOSS	(130)	(216)	(83)

RETAINED EARNINGS - BEGINNING OF
THE PERIOD	(20,778)	(20,562)	(20,479)

RETAINED EARNINGS - END OF THE
PERIOD	$ (20,908)	$ (20,778)	$ (20,562)

See accompanying notes to this financial statement
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SEACAL, LLC
STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND
THE YEARS ENDED DECEMBER 31, 2004 AND 2003
(DOLLARS IN THOUSANDS)

	Six Months
	Ended	Year Ended December 31,
	June 30, 2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$ (130)	$ (216)	$ (83)
Adjustments to Reconcile Net Loss to Net
Cash Used in Operating Activities
Changes in Assets and Liabilities:
Decrease in Inventory	-	-	1
Decrease (Increase) in Prepaids	-	4	(4)
(Decrease) in Accounts Payable	-	(8)	(41)
(Decrease) in Accrued Liabilities	-	(6)	-
Increase in Related Party Payable	130	227	127

Net Cash Flows From Operating Activities	-	1	-

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	-	(1)	-

NET INCREASE (DECREASE) IN CASH	-	-	-

CASH - BEGINNING OF THE PERIOD	-	-	-

CASH - END OF THE PERIOD	$ -	$ -	$ -

See accompanying notes to this financial statement
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SEACAL, LLC
NOTES TO FINANCIAL STATEMENTS
JUNE 30, 2005, DECEMBER 31, 2004 AND 2003

NOTE 1 - THE PROPERTIES

The accompanying financial statements represent the financial position, results of operations and cash flows attributable to the Admiral Calder Calcium Carbonate Mine and related assets (the properties) sold to Select Resources Corporation, Inc., a 100% owned subsidiary of Tri-Valley Corporation ("TVC"). TVC acquired the properties from Sealaska Corporation and SeaCal, LLC. SeaCal, LLC is a 100% owned subsidiary of Sealaska Corporation and was established solely for accounting and operating of the Admiral Calder Calcium Carbonate Mine. The total purchase price was approximately $3 million, as adjusted, and the assets are located in the state of Alaska. The acquisition was effective as of July 15, 2005. These acquired property and their related operations are included in TVC's consolidated financial statements from the date of closing.

The property is located on the northwestern coast of Prince of Wales Island, in Alaska. As of June 30, 2005, the property does not have any reserves that meet the standards of SEC Industry Guide 7.

Infrastructure associated with the Mine includes a material handling and crushing circuit, a deepwater shiploader (2,000 tons per hour) and docking barge with +40 feet of draft for inter-coastal barges up to Handy Class (45,000 dwt) sized vessels, lab, shops and offices, mine camp, and various pieces of mining and operating equipment.

NOTE 2 - BASIS OF PRESENTATION

The financial statements reflecting the financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are presented as required under Rule 3-05 of Securities and Exchange Commission ("SEC") Regulation S-X.

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of certain revenues for the reported period. Estimates and assumptions are also required in the disclosure of contingent assets and liabilities as of the date of the financial statements. Actual results may differ from such estimates.

NOTE 3 - PROPERTY, PLANT, AND EQUIPMENT

Long-lived assets, such as property, plant, and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts of assets may not be recoverable.

Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated.

SeaCal, LLC's property, plant, and equipment represent mining equipment that are classified as assets to be disposed of and are written down to the lower of the carrying amount or fair value less cost to sell. No depreciation is applied to property, plant, and equipment for the six months ended June 30, 2005 and for the years ended December 31, 2004 and 2003.

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NOTE 4 - RELATED PARTY TRANSACTIONS (DOLLARS IN THOUSANDS)

Related party payables of $811, $681, and $454 at June 30, 2005, December 31, 2004 and 2003, respectively, represent SeaCal LLC's payable to its parent company, Sealaska Corporation (Sealaska) for advances received from Sealaska to support SeaCal, LLC's needs for its cash flows and operations.

Contributed capital of $20,216 at June 30, 2005, December 31, 2004 and 2003, represents Sealaska's accumulated capital contribution to SeaCal LLC.

NOTE 5 - CONTINGENT LIABILITIES

Given the nature of the properties acquired and as stipulated in the purchase agreement, TVC is subject to loss contingencies, if any, pursuant to existing or expected environmental laws, regulations and leases covering the acquired property.

NOTE 6 - UNAUDITED SUPPLEMENTARY DATA

In general, mining costs are charged to production costs as incurred. However, certain mining costs are allowed to be deferred and amortized on a unit of production basis over the life of the mine. These mining costs, which are commonly referred to as "deferred stripping" costs are incurred in mining activities that are normally associated with the removal of waste rock. Since there were no production activities for the past few years, supplementary data for deferred stripping is unavailable at the date of the acquisition.

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SUPPLEMENTARY INFORMATION

TRI-VALLEY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2004

	Tri-Valley
	Historical	Adjustments		Pro Forma
Assets
Current Assets
Cash	$ 11,812,920	$ (1,000,000)	Note 2B	$ 10,812,920
Accounts Receivable, Trade	192,008	-		192,008
Advance Receivable	150,000	-		150,000
Prepaid Expenses	96,056	-		96,056

Total Current Assets	12,250,984	(1,000,000)		11,250,984

Property and Equipment, Net
Proved Properties	131,382	-		131,382
Unproved Properties	1,381,667	-		1,381,667
Other Property and Equipment	265,159	3,000,000	Note 2A	3,265,159

Total Property and Equipment, Net	1,778,208	3,000,000		4,778,208

Other Assets
Deposits	200,407	-		200,407
Investments in Partnerships	17,400	-		17,400
Goodwill	212,414	-		212,414
Other	13,913	-		13,913

Total Other Assets	444,134	-		444,134

Total Assets	$ 14,473,326	$ 2,000,000		$ 16,473,326

Liabilities and Shareholders' Equity
Current Liabilities
Notes Payable	$ 9,985	$ 200,000	Note 2B	$ 209,985
Accounts Payable and Accrued Expenses	1,237,848	216,000	Note 2C	1,453,848
Amounts Payable to Joint Venture Participants	100,115	-		100,115
Advances from Joint Venture Participants, Net	6,321,676	-		6,321,676

Total Current Liabilities	7,669,624	416,000		8,085,624

Non-Current Liabilities
Long-Term Portion of Notes Payable	6,799	1,800,000	Note 2B	1,806,799

Total Liabilities	7,676,423	2,216,000		9,892,423

Shareholders' Equity
Common Stock, $.001 Par Value; 100,000,000
Shares Authorized; 21,836,052 Issued and
Outstanding at December 31, 2004	21,836	-		21,836
Less: Common Stock in Treasury, at Cost,
100,025 Shares at December 31, 2004	(13,370)	-		(13,370)
Subscription Receivable	(750)	-		(750)
Capital in Excess of Par Value	15,125,607	-		15,125,607
Accumulated Deficit	(8,336,420)	(216,000)	Note 2C	(8,552,420)

Total Shareholders' Equity	6,796,903	(216,000)		6,580,903

Total Liabilities and Shareholders' Equity	$ 14,473,326	$ 2,000,000		$ 16,473,326

See accompanying notes to this financial statement
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TRI-VALLEY CORPORATION
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2004

	Tri-Valley
	Historical	Adjustments		Pro Forma
Revenues
Sale of Oil and Gas	$ 799,474	$ -		$ 799,474
Royalty Income	674	-		674
Partnership Income	30,000	-		30,000
Interest Income	45,990	-		45,990
Sale of Oil and Gas Prospects	3,559,500	-		3,559,500
Other Income	63,032	65,000	Note 2C	128,032

Total Revenues	4,498,670	65,000		4,563,670

Costs and Expenses
Mining Exploration Costs	1,029,898	-		1,029,898
Oil and Gas Leases	144,101	-		144,101
Cost of Oil and Gas Prospects Sold	2,224,793	-		2,224,793
General and Administrative	2,103,457	281,000	Note 2C	2,384,457
Depreciation, Depletion and Amortization	21,699	-		21,699
Interest	33,332	-		33,332
Impairment of Acquisition Costs	112,395	-		112,395

Total Costs and Expenses	5,669,675	281,000		5,950,675

Net Loss Before Income Taxes	(1,171,005)	(216,000)		(1,387,005)

Tax Provision	-	-		-

Net Loss	$ (1,171,005)	$ (216,000)		$ (1,387,005)

Basis and Diluted Earnings (Loss) per Common
Share and Common Equivalent Share	$ (0.06)			$ (0.07)

Weighted Average Number of Shares Outstanding	20,507,342			20,507,342

See accompanying notes to this financial statement
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TRI-VALLEY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 2005
	Tri-Valley
	Historical	Adjustments		Pro Forma
Assets
Current Assets
Cash	$ 14,675,809	$ (1,000,000)	Note 2B	$ 13,675,809
Accounts Receivable, Trade	140,169	-		140,169
Advance Receivable	-	-		-
Advance Receivable	150,000	-		150,000
Prepaid Expenses	88,529	-		88,529

Total Current Assets	15,054,507	(1,000,000)		14,054,507

Total Property and Equipment, Net	8,727,249	3,000,000	Note 2A	11,727,249

Other Assets
Deposits	632,586	-		632,586
Investments in Partnerships	17,400	-		17,400
Goodwill	13,913	-		13,913
Other	212,414	-		212,414

Total Other Assets	876,313	-		876,313

Total Assets	$ 24,658,069	$ 2,000,000		$ 26,658,069

Liabilities and Shareholders' Equity
Current Liabilities
Notes Payable	$ 57,586	$ 200,000	Note 2B	$ 257,586
Accounts Payable and Accrued Expenses	781,669	130,000	Note 2C	911,669
Amounts Payable to Joint Venture Participants	77,889	-		77,889
Advances from Joint Venture Participants, Net	12,674,746	-		12,674,746

Total Current Liabilities	13,591,890	330,000		13,921,890

Non-Current Liabilities
Long-Term Portion of Notes Payable	1,708,154	1,800,000	Note 2B	3,508,154

Total Liabilities	15,300,044	2,130,000		17,430,044

Shareholders' Equity
Common Stock, $.001 Par Value; 100,000,000
Share Authorized; 22,247,052 Issued and
Outstanding at March 31, 2005	22,460	-		22,460
Less: Common Stock in Treasury, at Cost,
100,025 Shares at March 31, 2005	(13,370)	-		(13,370)
Subscription Receivable	-	-		-
Capital in Excess of Par Value	21,778,147	-		21,778,147
Accumulated Deficit	(12,429,212)	(130,000)	Note 2C	(12,559,212)

Total Shareholders' Equity	9,358,025	(130,000)		9,228,025

Total Liabilities and Shareholders' Equity	$ 24,658,069	$ 2,000,000		$ 26,658,069

See accompanying notes to this financial statement
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TRI-VALLEY CORPORATION
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2005

	Tri-Valley
	Historical	Adjustments		Pro Forma
Revenues
Sale of Oil and Gas	$ 361,190	$ -		$ 361,190
Other Income	22,832	9,000	Note 2C	31,832
Sale of Oil and Gas Prospects	1,605,000	-		1,605,000
Interest Income	59,716	-		59,716

Total Revenues	2,048,738	9,000		2,057,738

Costs and Expenses
Oil and Gas Leases	37,692	-		37,692
Mining Lease Expenses	361,853	-		361,853
Mining Exploration Costs	2,244,210	-		2,244,210
Project Geology, Geophysics, Land and Administration	1,219,493	-		1,219,493
Depreciation, Depletion and Amortization	49,602	-		49,602
Interest	11,196	-		11,196
General and Administrative	2,217,483	139,000	Note 2C	2,356,483

Total Costs and Expenses	6,141,529	139,000		6,280,529

Net Loss Before Income Taxes	(4,092,791)	(130,000)		(4,222,791)

Tax Provision	-	-		-

Net Loss	$ (4,092,791)	$ (130,000)		$ (4,222,791)

Basis and Diluted Loss per Common Share
and Common Equivalent Share	$ (0.18)			$ (0.19)

Weighted Average Number of Shares Outstanding	22,291,457			22,291,457

See accompanying notes to this financial statement
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TRI-VALLEY CORPORATION
NOTES TO SUPPLEMENTARY INFORMATION
JUNE 30, 2005 AND DECEMBER 31, 2004

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited pro forma balance sheets and statements of operations for the year ended December 31, 2004 and the six months ended June 30, 2005 present the operating results of the Company as if the acquisition had occurred at the beginning of each respective period. The pro forma results are based on the Company's historical balance sheet and statement of operations for each period presented. The unaudited pro forma statements may not be indicative of the results that actually would have occurred if the acquisition had been effective during the prior periods presented or of any future results. The pro forma financial statements should be reviewed in conjunction with the Company's historical financial statements for the respective periods.

NOTE 2 - PRO FORMA ADJUSTMENTS

The accompanying unaudited pro forma balance and statement of operations for the year ended December 31, 2004 and the six months ended June 30, 2005 reflect the following adjustments.

A)	To record the acquisition of mining equipments based on the purchase price paid for the acquired properties.

B)	To record cash paid and non-interest bearing promissory note assumed for the acquisition.

C)	To record operating expenses, other income, and the related net liabilities for the acquired properties.

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(c) Exhibits

2.1

Purchase and Sale Agreement by and among Sealaska Corporation and SeaCal, LLC, and Select Resources Corporation, Inc. (April 1, 2005), incorporated by reference to our Form 8-K/A dated July 15, 2005, filed with the SEC on August 1, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tri-Valley Corporation

/s/ Thomas J. Cunningham
Date: September 28, 2005	Thomas J. Cunningham, Chief Financial Officer

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